Exhibit 10.2

July 22, 2021

Via Electronic Mail

Staffing 360 Solutions, Inc.

3A London Wall Buildings

London Wall

London EC2M 5SY

United Kingdom

Attn: Brendan Flood, Chairman and Chief Executive Officer

Re:	Limited Consent

Ladies and Gentlemen:

Reference is hereby made to that certain Second Amended and Restated Note Purchase Agreement, dated as of October 26, 2020, among Jackson Investment Group, LLC (the “Purchaser”), Staffing 360 Solutions, Inc., a Delaware corporation (“Company”), and certain subsidiaries of Company signatory thereto, as amended prior to the date hereof, including pursuant to that certain (a) Limited Consent, Waiver and Amendment Agreement dated as of February 5, 2021, among Company, Purchaser and the Guarantors party thereto, and (b) Side Letter Agreement dated as of May 6, 2021, among Company, Purchaser and the Guarantors party thereto (as so amended, and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Capitalized terms used in this letter agreement (this “Agreement”) and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

Company has informed Purchaser that it desires to issue 2,199,132 shares of its common stock at a purchase price of $3.45 per share for gross proceeds of approximately $7.58 million (the “Stock Sale”). Company has requested that Purchaser grant its consent to the Stock Sale and, subject to and upon the terms and conditions set forth below in this Agreement, Purchaser is willing to consent to the Stock Sale.

1. Limited Consent to Stock Sale.

(a) Subject to the full and timely satisfaction of each of the conditions set forth in clause (b) below of this Section 2, Purchaser on a one-time basis hereby consents to the Stock Sale.

(b) The limited consent of Purchaser to the Stock Sale set forth above in this Section is subject to the satisfaction of each of the following conditions:

(i) the Stock Sale will be consummated by Company not later than July 27, 2021 (the “Sale Date”);

(ii) on the Sale Date, Company shall make a payment to Purchaser in the amount of $5,000,000 from the proceeds received by Company from the Stock Sale (such payment being referred to herein as the “Stock Sale Payment”). The Stock Sale Payment shall be made by Company to Purchaser in immediately available funds by wire transfer pursuant to the Purchaser’s wire instructions as follows:

Bank’s Name: Bank of America, N.A.

Bank’s Address: 100 N. Tryon St. Charlotte, NC 28255

Staffing 360 Solutions, Inc.

July 22, 2021

ABA No.: 026009593

Account No.: 334003060431

Routing Number:

061000052 (ACH)

026009593 (Wire)

Purchaser and Company hereby agree that the Stock Sale Payment when received by Purchaser shall be applied, first, to the payment of all accrued and unpaid interest on the Second Amended and Restated Note, and second, to the voluntary prepayment of a portion of the outstanding principal balance of the Second Amended and Restated Note, together with any accrued and unpaid interest thereon;

(iii) Purchaser shall have received from Company a payment in the amount of not less than $2,080,000 (the “FirstPro Sale Payment”), which payment is from the released escrow purchase price consideration received by Company in connection with the prior sale by Staffing 360 Georgia, LLC, a Georgia limited liability company (“S360 Georgia”) of certain of its assets to FirstPro Recruitment, LLC, a Georgia limited liability company. Purchaser and Company agree that the FirstPro Sale Payment when received by Purchaser shall be applied, first, to the payment in full of the principal amount of that certain 12% Senior Secured Note dated April 23, 2021 in the original principal amount of $130,076.40, issued by Company to Purchaser, together with all accrued and unpaid interest in respect thereof, and second, to the voluntary prepayment of a portion of outstanding principal balance of the Second Amended and Restated Note, together with any accrued and unpaid interest in respect thereof;

(iv) Company shall have (A) duly executed and delivered to the Purchaser an additional 12% Senior Secured Note due September 30, 2022, dated July 21, 2021, in the principal amount of $7,733,000, which note shall evidence the conversion as of July 21, 2021 of all remaining outstanding Series G Preferred Stock and Series G-1 Preferred Stock held by the Purchaser into secured senior debt of the Company, and (B) shall have paid to Purchaser in immediately available funds via wire transfer the sum of $126,553.46, representing all accrued and unpaid dividends on the Series G Preferred Stock and Series G-1 Preferred Stock as of the July 21, 2021 conversion date; and

(v) Company shall have paid to Purchaser $19,676, representing reimbursement to Purchaser for the previously incurred fees of its counsel, Kilpatrick Townsend & Stockton LLP.

Company hereby consents and authorizes Purchaser to apply the Stock Sale Payment and the FirstPro Sale Payment upon receipt thereof in accordance with the above provisions of this Section 1.

2. Conditions to Effectiveness of this Agreement. This Agreement and the limited consent to the Stock Sale set forth above in Section 1 herein shall be effective as of the date of this Agreement upon the satisfaction of the following conditions precedent: (a) the parties hereto shall have duly executed and delivered to Purchaser this Agreement, and (b) Company shall have satisfied each of the conditions precedent set forth in Section 1(b) hereof.

Staffing 360 Solutions, Inc.

July 22, 2021

3. Miscellaneous. Company and each Subsidiary Guarantor party hereto represents and warrant to Purchaser that the terms of this Agreement do not violate the their organizational documents or any material contract to which they are a party to, and all consents and approval required to enter into this Agreement have been obtained (or will be obtained by the effective time of this Agreement). This foregoing limited consent set forth in Section 1 relates solely to the specific matters addressed above and shall not be construed to constitute a consent, waiver, or amendment in respect of any other matter or to any other Transaction Document, whether now or hereafter existing. This Agreement shall not modify or limit in any manner the obligations of Company or any Guarantor under the Purchase Agreement, any other Note Transaction Document, except for the limited consent to the extent expressly set forth above in Section 1 of this Agreement. This Agreement shall constitute a Note Document and a Transaction Document. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or other electronic transmissions, e.g. pdf), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Except as expressly modified herein, there parties hereto acknowledge and agree that the Purchase Agreement, the Security Agreement and the Pledge Agreement and the other Transaction Documents shall remain in full force and effect in accordance with their respective terms.

Sincerely,

Jackson Investment Group, LLC

By:
Name:	Richard L. Jackson
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:

COMPANY:

STaffing 360 solutions, inc.

By:
Name:	Brendan Flood
Title:	Chairman and Chief Executive Officer

SUBSIDIARY GUARANTORS:

FARO RECRUITMENT AMERICA, INC.

By:
Name:	Brendan Flood
Title:	President and Chief Executive Officer

Staffing 360 Solutions, Inc.

July 22, 2021

MONROE STAFFING SERVICES, LLC

By:
Name:	Brendan Flood
Title:	President and Chief Executive Officer

Staffing 360 Georgia, LLC

By:
Name:	Brendan Flood
Title:	President and Chief Executive Officer

LIGHTHOUSE PLACEMENT SERVICES, INC.

By:
Name:	Brendan Flood
Title:	President

KEY RESOURCES, INC.

By:
Name:	Brendan Flood
Title:	President and Chief Executive Officer

cc:	Staffing 360 Solutions, Inc.
641 Lexington Avenue, 27th Floor
New York, NY 10022
Attention: General Counsel

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, NY 10112
Attention: Rick A. Werner and Greg Kramer